Exhibit 99.1

Corporate Contacts

Wilson W. Cheung	Jane Green
Chief Financial Officer	Investors/Media
650.358.3434	650.358.1447
wcheung@sciclone.com	jgreen@sciclone.com

SCICLONE REPORTS 2015 FINANCIAL RESULTS

Results Achieve Revenue and Exceed EPS Expectations;

SEC and DOJ Investigations Fully Resolved;

Company Undertaking Strategic Review to Maximize Shareholder Value

FOSTER CITY, CA – March 10, 2016 – SciClone Pharmaceuticals, Inc. (NASDAQ: SCLN) today reported financial results for the quarter and year ended December 31, 2015.

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Revenues: Revenues for the full year 2015 were $157.3 million, compared to $134.8 million for the full year of 2014. In the fourth quarter of 2015, revenues were $42.9 million, compared to $41.4 million for the same period in 2014.

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GAAP Diluted EPS: GAAP diluted earnings per share for the full year 2015 were $0.56, compared to $0.48 for the full year of 2014.  In the fourth quarter of 2015, GAAP diluted earnings per share were $0.24, compared to $0.07 for the same period in 2014.

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Non-GAAP Diluted EPS: Non-GAAP diluted earnings per share for the full year 2015 were $1.00, compared to $0.75 for the full year of 2014. In the fourth quarter of 2015, non-GAAP diluted earnings per share were $0.30, compared to $0.29 for the same period in 2014.

For the year ended December 31, 2015, SciClone reported revenues of $157.3 million, a 17% increase compared to $134.8 million for the same period last year. ZADAXIN® revenues were $146.1 million for the year ended December 2015, a $20.0 million or 16% increase, compared to $126.1 million last year. Promotion services revenues were $2.9 million for the year ended December 31, 2015, a $0.1 million or 4% increase, compared to $2.8 million last year. Revenues in the fourth quarter of 2015 were $42.9 million, a $1.4 million or 3% increase, compared to $41.4 million for the same period in 2014. ZADAXIN revenues were $40.2 million in the fourth quarter of 2015, a $1.2 million or 3% increase, compared to $39.0 million for the same period in 2014. Promotion services revenues were $0.9 million for the fourth quarter of 2015, a $0.2 million or 29% increase, compared to $0.7 million in the same period in 2014.

On a GAAP basis, SciClone reported net income for the year ended December 31, 2015 of $29.5 million, or $0.59 and $0.56 per share on a basic and diluted basis, respectively, after deducting $10.8 million in settlement expense for the US Securities and Exchange Commission (SEC) investigation recorded in the second quarter of 2015, compared with net income of $25.2 million, or $0.49 and $0.48 on a basic and diluted basis, respectively, for the same period in 2014. SciClone’s net income in the fourth quarter of 2015 was $12.5 million, or $0.25 and $0.24 per share on a basic and diluted basis, respectively, compared to net income of approximately $3.5 million, or $0.07 per share on a basic and diluted basis for the same period in 2014.

As previously disclosed, in February 2016, SciClone entered into a settlement agreement with the SEC that fully resolved the SEC’s investigation. Under the terms of the settlement agreement, SciClone paid a total of $12.8 million, including disgorgement, prejudgment interest, and a penalty. The payment is in line with the charges SciClone previously recorded and disclosed in its Form 10-Q filed with the SEC on August 10, 2015. As part of the agreement, the Company neither admits nor denies it engaged in any wrongdoing. The Department of Justice (DOJ) has also completed its related investigation and has declined to pursue any action.

SciClone reported non-GAAP net income for the year ended December 31, 2015 of $52.2 million, or $1.05 and $1.00 per share on a basic and diluted basis, respectively, compared with non-GAAP net income of $39.7 million, or $0.77 and $0.75 on a basic and diluted basis, respectively, for the prior year. SciClone’s non-GAAP net income in the fourth quarter of 2015 was $15.5 million, or $0.31 and $0.30 per share on a basic and diluted basis, respectively, compared with non-GAAP net income of $15.4 million, or $0.30 and $0.29 per share on a basic and diluted basis, respectively, for the same period of the prior year.

Friedhelm Blobel, PhD, SciClone’s Chief Executive Officer commented: “We are very pleased with our overall 2015 financial results, including the continuing success and growth of ZADAXIN, as well as the full resolution of the SEC and DOJ investigations. These important accomplishments position us well to continue our growth trajectory in 2016. We are especially pleased with the continued strong demand for ZADAXIN, which grew 16% over the prior year and thus clearly faster than its generic competitors, and remains a major growth driver for our company. DC Bead® continues to gain traction in the marketplace, supported by successful implementation of academic marketing strategies, as does our overall oncology portfolio and our promoted products.”

“Despite macro-economic variables, the China pharmaceutical market grew about 8% to 9% in 2015, still significantly outpacing Western market growth rates, and continuing to represent meaningful opportunities for SciClone to continue to expand our business. The extensive regulatory reforms underway in China are showing signs of increasing the speed and efficiency of drug reviews and approvals. We anticipate that this trend will continue, and have a beneficial impact on our ability to advance our development portfolio.”

“We are looking forward to conducting a full review of strategic alternatives with the goal of maximizing shareholder value. We continue to believe that SciClone represents a unique opportunity in the China pharma market, and that our commercial experience, reputation for high quality products, industry-leading compliance and partner-of-choice status should translate into opportunities to benefit our stakeholders.”

For the year ended December 31, 2015, SciClone reported sales and marketing (S&M) expenses of $54.0 million, compared with $48.5 million for last year. For the fourth quarter of 2015, S&M expenses were $14.9 million, compared with $13.5 million for the same period in 2014. The increase in S&M for the fourth quarter of 2015, compared to the same period in 2014, related to increases in our sales and marketing efforts for ZADAXIN and DC Bead.

For the year ended December 31, 2015, SciClone reported research and development (R&D) expenses of $12.3 million, which included $7.5 million in upfront and milestone payments related to new in-license arrangements, primarily with Theravance Biopharma, Inc., compared with $14.6 million for last year, which included $11.0 million in upfront payments under our in-license arrangement primarily related to The Medicines Company for two cardiovascular products, Angiomax® (bivalirudin) and Cleviprex® (clevidipine). R&D expenses for the three months ended December 31, 2015 were $3.6 million which included $2.0 million in milestone payments under our in-license arrangements, compared with $11.6 million for the same period last year, which included $11.0 million in upfront payments as noted above which were recorded in the fourth quarter of 2014.

For the year ended December 31, 2015, SciClone reported general and administrative (G&A) expenses of $27.9 million, compared with $22.7 million for last year. For the fourth quarter of 2015, G&A expenses were $6.5 million, compared with $5.3 million for the same period in 2014, an increase of $1.2 million primarily related to our China entity restructuring, higher professional consulting fees for business development strategy, higher stock-based compensation expense, and lower credits to bad debt expense for recovery of previously written-off accounts receivable.

As of December 31, 2015, cash, cash equivalents and short-term investments totaled $101.4 million excluding the $12.8 million of restricted cash held in escrow as of December 31, 2015 for the SEC settlement which was released and paid in February 2016, compared to $86.3 million as of December 31, 2014.

SciClone has had a share repurchase program under which its Board of Directors had authorized $80.5 million, of which approximately $78.1 million had been utilized through December 31, 2015. The share repurchase program expired on December 31, 2015 and is currently under strategic review by the Board.

SciClone has presented non-GAAP information above as the Company believes this non-GAAP information is useful for investors, taken in conjunction with SciClone’s GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of SciClone’s operating results as reported under GAAP. The non-GAAP calculations and reconciliation are provided in the accompanying table titled “Reconciliation of GAAP to Non-GAAP Net Income.”

In light of the strategic review underway at SciClone, the Company does not plan to provide revenue and earnings per share guidance for 2016.

Conference Call Today

SciClone is hosting a conference call today at 4:30 pm ET (1:30 pm PT) to provide a financial update. The call will be hosted by Friedhelm Blobel, Ph.D., President and CEO, and Wilson W. Cheung, Senior Vice President and CFO.

LIVE CALL:	877.674.6420 (US/Canada)
920.663.6281 (International)
Passcode: 52882776

The conference call will contain forward-looking statements. Interested parties who wish to listen to the webcast should visit the Investor Relations section of SciClone's website at www.sciclone.com. The information provided on the teleconference is accurate only at the time of the conference call, and SciClone will take no responsibility for providing updated information except as required by law.

About SciClone

SciClone Pharmaceuticals is a revenue-generating, specialty pharmaceutical company with a substantial commercial business in China and a product portfolio spanning major therapeutic markets including oncology, infectious diseases and cardiovascular disorders. SciClone’s proprietary lead product, ZADAXIN® (thymalfasin), is approved in over 30 countries and may be used for the treatment of hepatitis B (HBV), hepatitis C (HCV), and certain cancers, and as an immune system enhancer, according to the local regulatory approvals. The Company has successfully in-licensed and commercialized products with the potential to become future market leaders and to drive the Company's long-term growth, including DC Bead®, a novel treatment for liver cancer. Through its promotion business with pharmaceutical partners, SciClone also markets multiple branded products in China which are therapeutically differentiated. SciClone is a publicly-held corporation based in Foster City, California, and trades on the NASDAQ Global Select Market under the symbol SCLN. For additional information, please visit www.sciclone.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding expected future events and SciClone’s financial results and expectations, including, without limitation, statements regarding SciClone’s business strategy and growth, product and development portfolios, market opportunities, the final resolution of the SEC and DOJ investigations and statements regarding the exploration of strategic alternatives.  Readers are urged to consider statements that include the words "may," "will," "would," "could," "should," "might," "believes," "estimates," "projects," "potential," "expects," "plans," "anticipates," "intends," "continues," "forecast," "designed," "goal," “unaudited,” “approximately” or the negative of those words or other comparable words to be uncertain and forward-looking. These statements are subject to risks and uncertainties that are difficult to predict and actual outcomes may differ materially. These include risks and uncertainties relating to: the course, cost and outcome of regulatory matters, including future pricing decisions by authorities in China; the dependence of SciClone’s sales of ZADAXIN in China; SciClone’s ability to execute on its goals in China and on its objectives for revenue in fiscal 2016; SciClone’s ability to implement and maintain controls over its financial reporting;  the dependence of its current and future revenue and prospects on third-party license, promotion or distribution agreements, including the need to renew such agreements, enter into similar agreements, or end arrangements that SciClone does not believe are beneficial; operating an international business, including currency exchange fluctuations; uncertainty in the prospects for unapproved products, including uncertainties as to pricing and competition and risks relating to the clinical trial process and related regulatory approval process and the process of initiating trials at, and enrolling patients at, clinical sites. Please also refer to other risks and uncertainties described in SciClone's filings with the SEC. All forward-looking statements are based on information currently available to SciClone and SciClone assumes no obligation to update any such forward-looking statements.

SciClone, SciClone Pharmaceuticals, the SciClone Pharmaceuticals design, the SciClone logo and ZADAXIN are registered trademarks of SciClone Pharmaceuticals, Inc. in the United States and numerous other countries.

SCICLONE PHARMACEUTICALS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,

	2015	2014	2015	2014
Revenues:
Product sales, net	$41,973	$40,737	$154,329	$131,973
Promotion services	890	688	2,928	2,817
Total net revenues	42,863	41,425	157,257	134,790
Operating expenses:
Cost of product sales	5,217	7,425	22,348	23,002
Sales and marketing	14,863	13,490	53,961	48,477
Research and development	3,606	11,648	12,314	14,581
General and administrative	6,487	5,286	27,897	22,746
SEC settlement expense	—	—	10,826	—
Total operating expenses	30,173	37,849	127,346	108,806
Income from operations	12,690	3,576	29,911	25,984
Non-operating income (expense):
Interest and investment income	255	88	869	161
Interest and investment expense	—	—	—	(48)
Other income (expense), net	(205)	261	(510)	280
Income before provision for income tax	12,740	3,925	30,270	26,377
Provision for income tax	196	406	807	1,169
Net income	$12,544	$3,519	$29,463	$25,208

Basic net income per share	$0.25	$0.07	$0.59	$0.49
Diluted net income per share	$0.24	$0.07	$0.56	$0.48

Basic shares outstanding	49,433	50,515	49,797	51,277
Diluted shares outstanding	51,657	52,774	52,173	52,684

SCICLONE PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,

	2015	2014	2015	2014
GAAP net income	$12,544	$3,519	$29,463	$25,208
Non-GAAP adjustment:
Employee stock-based compensation	1,004	856	4,441	3,465
In-license costs	2,000	11,000	7,500	11,000
SEC settlement expense	—	—	10,826	—
Non-GAAP net income	$15,548	$15,375	$52,230	$39,673

Non-GAAP basic net income per share	$0.31	$0.30	$1.05	$0.77
Non-GAAP diluted net income per share	$0.30	$0.29	$1.00	$0.75

Weighted average shares used in computing
Non-GAAP basic net income per share	49,433	50,515	49,797	51,277
Non-GAAP diluted net income per share	51,657	52,774	52,173	52,684

SciClone management uses these non-GAAP financial measures to monitor and evaluate the Company’s operating results and trends on an on-going basis and internally for operations, budgeting and financial planning purposes. SciClone believes the non-GAAP information is useful for investors by offering them the ability to better understand how management evaluates the business. These non-GAAP measures have limitations, however, because they do not include all items of income and expenses that affect SciClone. These non-GAAP financial measures that management uses are not prepared in accordance with, and should not be considered in isolation of, or as an alternative to, measurements required by GAAP.

SciClone’s non-GAAP financial measures exclude the following items from GAAP net income and net income per share:

•	Employee stock-based compensation. The effects of non-cash employee stock-based compensation.
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In-license costs. SciClone recorded $7.5 million to R&D expense related to upfront and milestone payments incurred under licensing agreements in 2015 including $2.0 million in the fourth quarter of 2015, and $11.0 million to R&D expense related to upfront payments incurred under licensing agreements established in the fourth quarter of 2014.

•	SEC settlement expense: The Company recorded additional expense in 2015 related to its settlement with the SEC.

SCICLONE PHARMACEUTICALS, INC.

UNAUDITED SELECTED BALANCE SHEET DATA

(in thousands)

	December 31,	December 31,
	2015	2014
Cash, cash equivalents, and short-term investment	$101,403	$86,303
Accounts receivable, net	39,363	40,268
Inventories	10,976	10,703
Short-term restricted cash	12,826	—
Goodwill	32,979	34,521
Total assets	216,619	181,831
Total current liabilities	36,820	26,443
Total shareholders' equity	179,712	155,274